Orin Hirschman


                         January 29, 2004

GraphOn Corporation
105 Cochrane Circle, Suite L
Morgan Hill, California 95037
Attention:  Chief Executive Officer
Fax Number:  (408) 776-8448

Greetings:

           1. This letter sets forth the terms of our agreement (the "Agreement") concerning the compensation of Orin Hirschman ("Hirschman") for services from time to time on a non-exclusive basis to GraphOn Corporation or any of its direct or indirect affiliates ("GraphOn") in connection with the introduction of GraphOn to any potential acquisitions (of assets or of or by companies), strategic partners, merger partners or investors, or any direct or indirect affiliate thereof (the "Targets"). GraphOn hereby agrees that in the event a Transaction (as defined below) is consummated with or through a Target introduced by Hirschman, GraphOn shall pay to Hirschman compensation (the "Compensation") consisting of cash equal to 5% of the Value. A "Transaction" shall mean any of various transactions in which a Target may be involved, including, but not limited to, financings, acquisitions, mergers, joint ventures, significant licenses and other business combinations or transactions, but not including transactions in the ordinary course of GraphOn's business. "Value" shall mean the aggregate purchase price or other consideration paid to or by a Target or person introduced by the Target (each a "Transaction Partner") in any Transaction including without limitation (i) the amount of any cash or cash equivalents, (ii) the fair market value of any stock or the stated principal amount of any securities issued by GraphOn or the Transaction Partner,
(iii) the stated principal amount of any debt issued or assumed by GraphOn or the Transaction Partner in connection with the Transaction, (iv) the fair market value of any non-competition, employment, consulting or similar arrangements entered into in connection with the Transaction to the extent the compensation provided therein exceeds reasonable compensation for services actually provided,
(v) the fair market value of any commission, licensing, royalty or similar arrangements accruing as a result of a Transaction and (vi) the fair market value of any other property exchanged by GraphOn and the Transaction Partner in connection with the Transaction. The fair market value shall be determined in good faith by the Board of Directors of GraphOn.

           2. The Compensation shall be paid at the time GraphOn closes any Transaction, except that any portion of Compensation due in respect of installments or contingent payments of Value shall be paid to Hirschman upon receipt of such installment or contingent payment.

           3. This Agreement shall be effective on the date hereof and shall expire on the third anniversary of the date hereof. Notwithstanding anything herein to the contrary, if GraphOn shall, within such period or within180 days immediately following the termination of the three-year period provided above, pay any consideration to, receive any consideration from, or consummate any Transaction(s) with or through, any Transaction Partner, GraphOn shall also pay Hirschman Compensation as determined above.

           4. Hirschman shall be permitted full and complete access during normal business hours and with reasonable prior notice to GraphOn to all books and records of GraphOn necessary to permit Hirschman to audit or verify the accuracy of any Compensation. Hirschman shall be responsible for any and all costs of such verification or audit and for review of any determination of fair market value, unless such verification, audit or review reveals that GraphOn has underpaid Hirschman by two percent or more for any applicable determination, in which case GraphOn shall reimburse Hirschman for all reasonable costs incurred in connection with such verification, audit or review (including fees and costs of independent accountants). In the event GraphOn disputes such verification, audit or review, GraphOn shall retain a valuation expert to audit or verify the accuracy of any Compensation and shall be responsible for any and all costs of such expert. If Hirschman disagrees with such expert's verification, audit or review, such expert and Hirschman shall designate a third, mutually acceptable independent expert to audit or verify the accuracy of any Compensation, and the determination of such third expert shall be binding on all parties. GraphOn and Hirschman shall each be responsible for fifty-percent of the costs of such third expert. GraphOn shall pay to Hirschman all amounts that are determined to be payable to Hirschman after such verification, audit or review within five (5) days after the completion of such verification, audit or review. In addition, GraphOn shall bear any costs of collection (including reasonable legal fees) of Compensation and such fees.

           5. Neither any advice rendered by Hirschman nor any communication from Hirschman in connection with the services performed by Hirschman pursuant to this Agreement will be quoted, in whole or in part, nor will any such advice or communication or the name of Hirschman be referred to, in any report, document release or other communication, whether written or oral, prepared, issued or transmitted by GraphOn or any officer, director, stockholder, employee, agent or representative of GraphOn without the prior written authorization of Hirschman.

           6. (a) GraphOn agrees to indemnify and hold harmless Hirschman, his employees, legal counsel, agents and affiliates, (all of such persons being hereinafter collectively referred to as the "Indemnified Parties") against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements reasonably incurred in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the reasonable costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which an Indemnified Party is a party), directly or indirectly caused by, relating to, based upon, arising out of or in connection with (i) Hirschman's acting for GraphOn, including, without limitation, any act or omission by an Indemnified Party in connection with acceptance of or the performance or nonperformance of obligations under this Agreement, as it may be amended from time to time; (ii) any untrue statement or alleged untrue statement of material fact contained in, or omissions or alleged omissions from, any information furnished to an Indemnified Party, an investor, lender, provider of funding to GraphOn or any party to a Transaction; or (iii) any Transaction, provided, however, the foregoing indemnity shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the willful misconduct or gross negligence of the particular Indemnified Party. GraphOn also agrees that an Indemnified Party shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to GraphOn or to any person claiming through GraphOn for or in connection with the engagement of Hirschman, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from Hirschman's willful misconduct or gross negligence.

      (b) The indemnity provisions of this Section 6 shall be in addition to any liability GraphOn may otherwise have to any of the Indemnified Parties.

      (c) If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, such Indemnified Party shall notify GraphOn with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify GraphOn shall not relieve GraphOn from its obligations hereunder. Each Indemnified Party shall have the right to retain counsel of his or its own choice to represent him or it, and GraphOn shall pay the fees, expenses and disbursements of such counsel; and such counsel shall to the extent consistent with its professional responsibilities cooperate with GraphOn and any counsel designated by GraphOn. GraphOn shall be liable for any settlement of any claim against an Indemnified Party made with GraphOn 's written consent, which consent shall not be unreasonably withheld. GraphOn shall not, without the prior written consent of an Indemnified Party, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the respective Indemnified Party of an unconditional release from all liability in respect of such claim.

      (d) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then GraphOn, on the one hand, and the respective Indemnified Party or Indemnified Parties, as applicable on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by GraphOn, on the one hand, and the respective Indemnified Party or Indemnified Parties, as applicable on the other hand, and also the relative fault of GraphOn, on the one hand, and the respective Indemnified Party or Indemnified Parties, as applicable on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements and the relative equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, the respective Indemnified Party or Indemnified Parties, as applicable, shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by the respective Indemnified Party or Indemnified Parties, as applicable, in connection with the foregoing.

      (e) Neither termination nor completion of the engagement of Hirschman pursuant to the Agreement shall affect the provisions of this Section 6, which shall remain operative and in full force and effect.

           7. Upon completion of a Transaction, GraphOn shall pay or reimburse Hirschman's reasonable expenses incurred in connection with performance of his services hereunder, including without limitation travel expenses and the reasonable fees and expenses of his outside counsel and experts; provided that Hirschman will obtain GraphOn's prior approval before incurring expenses in excess of $2,000 in the aggregate for a single project for travel or retaining experts or counsel.

           8. Neither GraphOn nor Hirschman shall make any public statement about this Agreement or any transactions or services described herein mentioning the other party without the prior written consent of the other party, unless that party determines in good faith, on the advice of legal counsel, that public disclosure is required by law, in which case that party shall consult with the other party prior to making a statement.

           9. GraphOn represents and warrants to Hirschman that Hirschman's engagement hereunder has been duly authorized and approved by GraphOn, and that this Agreement has been duly executed and delivered by GraphOn and constitutes a legal, valid and binding obligation of GraphOn. Hirschman shall not be under any legal obligation to introduce a Transaction. GraphOn shall not be under any legal obligation to accept any Transaction initiated by Hirschman and it may refuse, in its sole discretion, for any reason or for no reason whatsoever, to accept or close any such Transaction.

           10. The parties hereto acknowledge and agree that Hirschman is not acting as an agent or a fiduciary of GraphOn or its stockholders in connection with any services that may be performed hereunder.

           11. Any advice rendered by Hirschman hereunder is solely for the benefit of GraphOn 's board of directors and may not be relied upon by any other person.

           12. This Agreement has been executed and delivered in the State of New York and shall be governed by the laws of such state, without giving effect to the conflict of laws rules thereunder. Each party hereby irrevocably consents and submits to the jurisdiction of any New York State or United States Federal Court sitting in the State of New York, County of New York, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at his or its address set forth above (or as otherwise noticed to the other party). Each party further waives any objection to venue in New York and any objection to an action or proceeding in such state and county on the basis of forum non conveniens. Each party also waives any right to trial by jury.

           13. This Agreement shall be binding upon, and enforceable against, the successors and assigns of each of the undersigned; provided that this Agreement may not be assigned by Hirschman. Notwithstanding the foregoing, Hirschman may assign a portion of his Compensation as he determines in his sole discretion.

           14. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


           Please signify your agreement to the foregoing at the place indicated below.

                          Cordially,

                            /s/ ORIN HIRSCHMAN
                            ------------------
                            Orin Hirschman

Agreed to and accepted:

GRAPHON CORPORATION

By:/s/ R.P. DILWORTH
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